Exhibit 10.5

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Sublease Agreement is entered into as of the 1 day of April, 2016 (the “Sublease Amendment”), by and between TONTINE ASSOCIATES LLC, having an office at One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830 (the “Sublessor”), IES SHARED SERVICES, INC. (the “Original Sublessee”), and IES MANAGEMENT ROO, LP, sharing office space with Sublessor (the “Sublessee” and together with the Original Sublessee and the Sublessor, the “Parties”).

WHEREAS, the Sublessor and Original Sublessee herein are parties to a Sublease dated March 29, 2012 which expired on March 31, 2016 (collectively the “Sublease”) for a portion of the premises (the “Subleased Premises”) located at One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830 (the “Lease Premises”), which is leased by Sublessor from Sound Shore Partners LLC;

WHEREAS, Sublessor has renewed its Lease Agreement for the premises effective April 1, 2016 for a term expiring on June 30, 2019 (the “Lease Agreement”); and

WHEREAS, the Parties desire to amend the Sublease as set forth below to novate the Sublease with respect to the Original Sublessee and to substitute the Sublessee in place of the Original Sublessee under the Sublease; to extend the term of the Sublease to be coterminous with the Lease Agreement; to reflect the increased lease rates therein; and to increase the size of the Subleased Premises, effective as of April 1, 2016 (the “Renewal Commencement Date”).

NOW THEREFORE, in consideration for the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Sublease as follows:

1. Novation and Substitution: With immediate effect from the Renewal Commencement Date:

a.	Original Sublessee shall cease to be a party to the Sublease (as amended herein), and Sublessee shall become a party to the Sublease in place of Original Sublessee;

b.	Sublessee undertakes with the Sublessor and Original Sublessee to accept, observe, perform and discharge all the liabilities and obligations of Original Sublessee under the Sublease (as amended herein) (howsoever arising and whether arising on, before or after the Renewal Commencement Date) in substitution for Original Sublessee;

c.	the Parties hereby all agree to the substitution of Sublessee in place of Original Sublessee and that Sublessee may exercise and enjoy all the rights of Original Sublessee under the Sublease (as amended herein) (howsoever arising and whether arising on, before or after the Renewal Commencement Date) in substitution for Original Sublessee as if Sublessee had at all times been a party to the Sublease (as amended herein); and

d.	the Parties hereby release and discharge Original Sublessee from all claims, demands, liabilities and obligations under the Sublease (as amended herein) (howsoever arising and whether arising on, before or after the Effective Date) and accept the liabilities and obligations to it of Sublessee in place of Original Sublesseee.

2. Term: The term of the Sublease shall be extended for a period of three (3) years and (3) three months commencing on April 1, 2016 and expiring on June 30, 2019, (the “Extension Period”).

3. Rent: The base rent to be paid by the Sublessee for the Extension Period shall be as follows (reflecting the increased rent under the Lease Agreement and the increase in the Subleased Premises as set forth in paragraph 4 below):

4/1/16 - 6/30/16	$ 0 per month
7/1/16 - 3/31/17	$ 8,071.88 per month
4/1/17 - 3/31/18	$ 8,256.38 per month
4/1/18 - 6/30/19	$ 8,440.88 per month

4. Subleased Premises: The portion of the Subleased Premises shall be increased from 1,740 sq. ft. to 2,214 sq. ft., or 60% of the 3,690 sq. ft. total leased premises under the Lease Agreement.

5. Rental Credit: As of the Renewal Commencement Date, provided that Sublessee is not then in default of the Sublease, Sublessee shall receive a rental credit in the amount of Twenty Four Thousand Two Hundred Fifteen and 63/100 ($24,215.63) Dollars (hereinafter the “Rental Credit”) which Sublessor shall apply towards the Rent due for the months of April 2016, May 2016, and June 2016 (the “Rental Credit Period”). The Rental Credit shall abate during any period of a default by Sublessee. In the event the Sublessee is in default at any time during this Sublease, any Rental Credit provided shall be negated and recoverable by the Sublessor and may be sued for in a non-payment proceeding.

6. Renewal Option: Sublessee has the option to renew pursuant to the Sublease terms if Sublessor exercises their option to renew under the Second Amendment to Lease effective April 1, 2016.

7. All other terms and conditions of the Sublease shall remain the same and in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have signed this Amendment to Sublease as of the date first written above.

SUBLESSOR:		SUBLESSEE:

TONTINE ASSOCIATES LLC, a Delaware limited liability company		IES MANAGEMENT ROO, LP, a Texas limited partnership

By:	/s/ Jeffrey Gendell	By:	IES OPERATIONS GROUP, INC., its General Partner
Its:	Managing Member	By:	/s/ Tracy McLauchlin
		Title:	President and Treasurer

IES SHARED SERVICES, INC., a Delaware corporation

By:	/s/ Tracy McLauchlin
Its:	President and Treasurer